EXHIBIT 11.1

                            JEFFERSON SMURFIT CORPORATION
                          CALCULATION OF PER SHARE EARNINGS
                        (In millions, except per share data)

                                              Three months ended       Six months ended
                                                   June 30,                 June 30,
                                               1997<fn1>   1996<fn2>   1997<fn1>  1996<fn2>
Primary earnings per share
Weighted average shares outstanding             111          111         111        111

Income (loss) applicable to common
  shares before extraordinary item            $  (4)       $  27       $ (11)     $  80
Extraordinary item                                            (4)                    (4)
Net income (loss) applicable to common        $  (4)       $  23       $ (11)     $  76
  shares

Per share amounts
  Income (loss) before extraordinary item     $(.04)       $ .24       $(.10)     $ .72
  Extraordinary item                                        (.04)                  (.04)
  Net income (loss) applicable to common      $(.04)       $ .20       $(.10)     $ .68
    shares



Fully diluted earnings per share
Weighted average shares outstanding             111          111         111        111

Income (loss) applicable to common
  shares before extraordinary item            $  (4)       $  27       $ (11)     $  80
Extraordinary item                                            (4)                    (4)
Net income (loss) applicable to common        $  (4)       $  23       $ (11)     $  76
  shares
Per share amounts
  Income (loss) before extraordinary item     $(.04)       $ .24       $(.10)     $ .72
  Extraordinary item                                        (.04)                  (.04)
  Net income (loss) applicable to common      $(.04)       $ .20       $(.10)     $ .68
    shares

<fn1> The computations do not include common stock equivalents associated with stock options which would have been antidilutive.
<fn2> The computations do not include common stock equivalents associated with stock options since the dilutive effect on earnings per share is not material.